EXHIBIT 2.14

                              TRADEMARK ASSIGNMENT


      This Assignment is made on this 1st day of February, 1999 between APS Management Services, Inc., a corporation organized and existing under the laws of the State of Delaware, with offices at 15710 John F. Kennedy Blvd., Suite 700, Houston, Texas 77032, and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, (hereinafter "Assignor"), and Auto Parts Express, LLC, a limited liability company organized and existing under the laws of the State of Delaware, with offices at c/o 15710 John F. Kennedy Blvd., Suite 700, Houston, Texas 77032 (hereinafter "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of January 11, 1999 by and among Assignor, certain affiliates of Assignor signatory thereto, and Assignee.

      WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Assignee has agreed to purchase substantially all of the assets of Assignor and its affiliates used in or relating to the Purchased Locations and to assume certain liabilities relating thereto;

      WHEREAS, Assignor owns the trademarks listed on Schedule A hereto, subject to certain rights and interests of parties other than Assignor in the Marks, and the trademark registrations and applications on the Principal Register of the United States Patent and Trademark Office and the common law rights pertaining thereto and all goodwill associated therewith (collectively the "Marks") and, in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, wishes to assign the Marks to the Assignee, subject to the grant-back to Assignor, pursuant to that certain Trademark License Agreement (the "Trademark License Agreement"), dated as of even date herewith, between Assignor as Licensee and Assignee as Licensor, of: (a) an exclusive, transferable, royalty free license to use the Marks for a period of six months from the date hereof, pursuant to which license Assignor shall be entitled to sublicense its interest in the Marks, all on the terms set forth in the Trademark License Agreement (the "Exclusive License"); and (b) a non-exclusive, transferable, royalty free license to use the Marks for a period of eighteen months from the date on which Assignor's exclusive license described in clause
(a) hereof terminates, pursuant to which license Assignor shall be entitled to sublicense its interest in the Marks, all on the terms set forth in the Trademark License Agreement (the "Non-Exclusive License"); and

      WHEREAS, Assignee wishes to take assignment of the Marks, subject to the grant-back to Assignor of the Exclusive License and the Non-Exclusive License pursuant to the Trademark License Agreement.

      NOW THEREFORE, in consideration of payment of the sum of ten dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Assignor does hereby assign, sell and transfer to Assignee, its successors and assigns, all its right, title and interest in and to the Marks and, all of the goodwill associated therewith, together with the right to recover damages and profits and all other remedies for past infringements thereof, subject to: (a) the grant-back to Assignor of the Exclusive License and the Non-Exclusive License pursuant to the Trademark License Agreement, which such Trademark License Agreement is incorporated by reference herein as if set forth IN EXTENSO herein; and (b) any and all rights or interests whatsoever of any parties other than Assignor in the Marks, which such interests and rights may have arisen by prior grants, including licenses, by Assignor or otherwise.

      IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first above written.

                                 Assignor:
                                 APS MANAGEMENT SERVICES, INC.


                             By:/s/ BETTINA M. WHYTE
                                 Name:  Bettina M. Whyte
                                 Title: President

                                 Assignee:
                                 AUTO PARTS EXPRESS, LLC


                             By:/s/ E. EUGENE LAUVER
                                 Name: E. Eugene Lauver
                                 Title: Executive Vice President

STATE OF  NEW YORK        )
                          )
COUNTY OF  NEW YORK       )

      On this 31 day of January, 1999, personally appeared Bettina M. Whyte to me known and known to me to be President of APS Management Services, Inc., the Assignor named above, and acknowledged that executed the foregoing Assignment on behalf of said Assignor and pursuant to authority duly received.


                                    /s/ KATJA LIEDTKE
                                    Notary Public

                                          [SEAL]


STATE OF NEW YORK         )
                          )
COUNTY OF NEW YORK        )

      On this 31 day of January, 1999, personally appeared E. Eugene Lauver to me known and known to me to be Executive Vice President of Auto Parts Express, LLC, the Assignee named above, and acknowledged that executed the foregoing Assignment on behalf of said Assignee and pursuant to authority duly received.


                                    /S/ KATJA LIEDTKE
                                    Notary Public


                                        [SEAL]

                                   SCHEDULE A

                             TRADEMARK REGISTRATIONS


MARK                                             REG. NO.     REG. DATE
----                                             --------     ---------

FREEZE-TEST                                        882,122    December 9, 1969
POWER 90 and Design                              1,653,852    August 13, 1991
BIG A PLUS                                       1,709,036    August 18, 1992

"HUSKY" (Stylized)                                 559,898    June 10, 1952

A AMERICAN PARTS (Stylized)                        776,950    September 15, 1964
VALU-TEST                                          864,239    January 28, 1969
BIG A                                            1,140,510    October 14, 1980
GENERAL SERVICE LINE                             1,088,954    April 4, 1978
POWERREADY                                       1,332,869    April 30, 1985
STRAIGHT AWAY (Stylized)                         1,541,510    May 30, 1989
BIG A (Stylized)                                 1,388,039    April 1, 1986
THE FIRST LETTER IN AUTO                         1,374,295    December 3, 1985
PARTS

AUTOPRO                                          1,122,026    July 10, 1979
INSTALLERS' EXPRESS                              1,840,109    June 14, 1994
AUTOPRO                                          1,869,237    December 27, 1994
A and Design                                     1,014,372    June 24, 1975
INSTALLERS' SERVICE WAREHOUSE                    1,945,971    January 2, 1996
and Design

INSTALLERS' SERVICE WAREHOUSE                    1,962,687    March 19, 1999
and Design

TIME IS THE NEW MONEY                            2,010,795    October 22, 1996
I S W                                            2,021,267    December 3, 1996
HERO TEAM (Stylized)                             2,010,023    October 22, 1996
TECHKNOWLEDGE (Stylized)                         2,125,540    December 30, 1997
APS                                              1,341,411    June 11, 1985

                              COMMON LAW TRADEMARKS


      MARK                          DESCRIPTION OF MARK

CARRYALL


TRAIL BLAZER


AUTOPRO PROFESSIONAL PARTS
      PEOPLE and Design                [GRAPHIC OMITTED - The graphic
                                       depicts the image subject to the
                                       common law trademark]







BIG A (Stylized)                       [GRAPHIC OMITTED - The graphic
                                       depicts the image subject to the
                                       common law trademark]





ISW UNDERCAR PARTS SPECIALISTS
      and Design                       [GRAPHIC OMITTED - The graphic
                                       depicts the image subject to
                                       the common law  trademark]